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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) July 17, 1996.

                        Oakwood Mortgage Investors, Inc.
               (Exact name of registrant as specified in charter)


             North Carolina                33-99320            56-1886793
      (State or other jurisdiction       (Commission           (IRS Employer
          of incorporation)              File Number)       Identification No.)

            2225 South Holden Road, Greensboro, North Carolina 27407
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (910) 855-2400

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         (Former name or former address, if changed since last report.)



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Item 5.  Other Events.

         On July 18, 1996, the Registrant entered into an underwriting agreement with CS First Boston Corporation and Greenwich Capital Markets, Inc. (the "Underwriters"), pursuant to which the Underwriters agreed to purchase and offer for sale to the public, approximately $187,626,005 aggregate initial principal amount of the Registrant's Senior/Subordinated Pass-Through Certificates, Series 1996-B, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 (the "Offered Securities"). The Offered Securities are registered for sale under the Registrant's effective shelf Registration Statement on Form S-3 (33-99320), and will be offered pursuant to a Prospectus, to be dated July 22, 1996, and a related Prospectus Supplement, dated July 22, 1996, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and Rule 424 thereunder.

         In connection with the offering of the Offered Securities, the Underwriters have prepared and disseminated to potential purchasers certain "Computational Materials" and/or "Structural Terms Sheet(s)," as such terms are defined in the No-Action response letters to Kidder, Peabody and Co. Incorporated and certain affiliates thereof (publicly available, May 20, 1994) and the No-Action response letter to Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (publicly available, February 17,
1995), respectively. In accordance with such No-Action Letter, the Registrant is filing herewith such Computational Materials and/or Structural Terms Sheet(s) as
Exhibit 99.1.

Exhibits


  99.1 Copy of "Computational Materials" and/or "Structural Terms Sheet(s)" as provided by CS First Boston Corporation and Greenwich Capital Markets, Inc.



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                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



July 18, 1996                         OAKWOOD MORTGAGE INVESTORS,
                                      INC.



                                       By: /s/ Doug R. Muir

                                       Name:  Doug R. Muir

                                       Title: Vice President


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                                INDEX TO EXHIBITS





                                                                   Page


99.1     Copy of "Computational Materials"
         and/or "Structural Terms Sheet(s)"
         as provided by CS First Boston
         Corporation and Greenwich Capital
         Markets, Inc...............................................


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